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                                                                  Exhibit (d)(3)

                                                   AMENDMENT NO. 2 TO SCHEDULE A

FUND                                                       RATE

International Value Fund                                   0.75%

Emerging Markets Fund                                      1.00%

International Growth Fund                                  0.75%

All Countries Fund/SM/                                     0.75%

International Core Fund                                    0.75%


This Amendment has been agreed to as of this 4th day of September, 2003 by the undersigned.

HANSBERGER GLOBAL INVESTORS, INC.


By:      /s/ Thomas L. Hansberger
         --------------------------------------------

Title:   President and CEO
         --------------------------------------------



HANSBERGER INSTITUTIONAL SERIES


By:      /s/ Thomas L. Hansberger
         --------------------------------------------

Title:   President
         --------------------------------------------